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                                                          EXHIBIT N0. 99.13

                              LIFETIME ADVISERS, INC.
                                200 BERKELEY STREET
                            BOSTON, MASSACHUSETTS 02116


Lifetime Emerging Growth Trust
200 Berkeley Street
Boston, MA  02116

Gentlemen:

In connection with my purchase of 18,182 Shares of Beneficial Interest (without par value) of Lifetime Emerging Growth Trust, I hereby represent and warrant to you that I am purchasing said shares as an investment with no intention of redeeming or reselling said shares until a date at least two years hereafter.

                                       Very truly yours,




                                       JAMES E. RUSSELL
                                       James E. Russell